UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: July 15, 2004

OGLEBAY NORTON COMPANY

(Exact name of Registrant as specified in charter)

Ohio	000-32665	34-1888342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

North Point Tower 1001 Lakeside Avenue, 15th Floor Cleveland, OH	44114-1151
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (216) 861-3300

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events

On July 15, 2004, Oglebay Norton Company (the “Company”) issued a press release announcing that it had closed on a $305 million second debtor-in-possession (“DIP”) credit facility. The facility was earlier approved by the U.S. Bankruptcy Court for the District of Delaware. The facility was immediately used to pay off the $123.8 million balance on the Company’s pre-petition revolving credit facility and the $113.2 million balance on the Company’s pre-petition term loan, as well as the $9.4 million balance on the Company’s first DIP credit facility. The Company’s $13.4 million vessel term loan remains outstanding, as does other pre-petition debt. The Company anticipates that, upon confirmation of the Company’s plan of reorganization and emergence from chapter 11, the Company’s $305 million DIP facility will be replaced with a five-year credit facility that will provide financing for the reorganized company.

A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 7. Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated July 15, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OGLEBAY NORTON COMPANY

By:	/s/ JULIE A. BOLAND
Julie A. Boland Vice President, Chief Financial Officer and Treasurer

Date: July 19, 2004

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Press Release dated July 15, 2004.